                                                                     EXHIBIT 4.4


                               October 17, 1996


THE MEAD CORPORATION
Courthouse Plaza Northeast
Dayton, Ohio  45463
Attention:


     Re:  364 Day Revolving Credit Line
          -----------------------------


Ladies and Gentlemen:


     Each of the banks listed on Schedule I attached hereto (each a "Lender" and collectively, the "Lenders") is pleased to confirm that it is prepared to make funds available to The Mead Corporation, an Ohio corporation ("Borrower"), for general corporate purposes, including acquisitions, and for a liquidity and back-up facility to the Borrower's commercial paper program, subject to the terms and conditions outlined below.


     Agents: The First National Bank of Chicago and Morgan Guaranty Trust Company of New York (each an "Agent" and together, the "Agents") shall act as Agents on behalf of the Lenders under this 364 Day Revolving Credit Line Letter Agreement (this "Agreement") and any documents, instruments and notes in connection herewith (collectively, "Loan Documents"). The First National Bank of Chicago shall act as the Paying Agent on behalf of the Lenders (the "Paying Agent"). The provisions of Section 9 (other than the first sentence of Section 9.1) of the Credit Agreement, dated as of November 15, 1989, among the Borrower, the banks party thereto and the Agents (as amended, modified and supplemented from time to time, the "Credit Agreement") shall apply to the duties, obligations, rights and powers of the Agents and the Lenders as if such Section 9 (other than the first sentence of Section 9.1) had been set forth herein mutatis mutandis (all references in the Credit Agreement to "Banks", "Agents", "Company", "Agreement", "Notes", "Loan Documents", "Required Banks", "Commitment" and "Loans" shall be deemed to be references to Lenders, Agents, Borrower, Agreement, Notes (as defined below) and Loan Documents, Required Lenders (as defined below), Commitment (as defined below) and Loans (as defined below), respectively, herein and all other defined Terms contained in the Credit Agreement shall have the same meaning, but shall be interpreted in the context of this Agreement.


     Interpretation: In the event of the termination or expiration of the Credit Agreement (or the Commitments (as defined therein) thereunder), any provisions of the Credit Agreement which are expressly made applicable hereunder or expressly incorporated by reference herein as if such provisions had been set forth herein mutatis mutandis shall be deemed to remain in full force and effect for purposes of this Agreement in the form in effect immediately prior to such termination or expiration. In the event of any ambiguity in the interpretation of terms and provisions of this Agreement, such terms and provisions shall be construed and interpreted by reference to similar provisions in the Credit Agreement in the context of this Agreement (including, without limitation, the intent and purposes hereof).

     Commitment: Each Lender severally agrees to make loans ("Loans") to Borrower in an aggregate principal amount not to exceed at any one time such Lender's maximum commitment as set forth opposite such Lender's name on Schedule I attached hereto as such amount may be reduced in part or in whole by three business days written notice to such Lender (with respect to such Lender, the "Commitment" and all commitments together, the "Total Commitment"). Borrower may borrow, repay and prepay Loans and reborrow at any time during the period from the date hereof to but excluding the date occurring 364 days after the date of the Note (the "Availability Period"), subject to the limitations set forth herein and in the promissory notes in favor of each of the Lenders (collectively, the "Note"), which shall evidence the Loans and be substantially in the form of Exhibit "A" attached hereto.

     Termination; Reduction of Commitment: Borrower may, upon at least three business days notice to the Paying Agent, terminate at any time, or irrevocably reduce from time to time, the unused amount of the Total Commitment pro rata to the Commitment of each Lender in multiples of $1,000,000 or, if less, the amount of the Total Commitment; provided, that no reduction shall reduce the Total Commitment below the aggregate unpaid principal amount of all Loans then outstanding. All accrued but unpaid facility fees with respect to such terminated or reduced Commitments shall be payable on the effective date of such termination or reduction.

     Facility Fee: A facility fee shall accrue on the Commitment of each Lender during the Availability Period at a rate per annum equal to 0.06%, calculated on the basis of a 365/366 day year, for the actual number of days elapsed, and payable quarterly in arrears on the last business day of each calendar quarter.

     Interest Rate: Each Loan shall bear interest as selected by Borrower and provided in the Note.

     Interest Periods; Maturity: Eurodollar Loans (defined in the Note) and Variable Rate Loans (defined in the Note) shall be available for interest periods ("Interest Periods") of, at Borrower's selection, one, two, three or six months. Offered Rate Loans (defined in the Note) shall be available for Interest Periods requested by Borrower and accepted by a Lender in its sole discretion. Upon three business days notice to the Paying Agent, at the expiration of any Interest Period, Borrower may elect to continue or convert any applicable Loans (other than Offered Rate Loans) consistent with the provisions of this Agreement. No Interest Period may extend beyond the date occurring 364 days after the date of the Note (as may be extended by the Lenders at the request of the Borrower, the "Termination Date"), the date on which all Loans shall finally mature.

     Payments; Prepayments: All payments and prepayments of principal and interest shall be made on the terms and conditions specified in the Note.

     Drawdowns; Fundings: Borrower may borrow under the Total Commitment by giving the Paying Agent notice by 12:00 noon New York City time at least one business day prior to a Variable Rate Loan and at least three business days prior to a Eurodollar Loan and by 10:00 a.m. New York City time on the same business day of an Offered Rate Loan. Immediately upon its receipt thereof, the Paying Agent shall deliver copies of such notices to the Lenders. No later than 11:00 a.m. (Chicago time) (and 1:00 p.m. (Chicago time) in the case of an Offered Rate Loan) on the date of the requested Loan, each Lender shall pay to the Paying Agent its pro rata portion of the principal amount of the requested Loan (other than Offered Rate Loans) to be made on such date. No later than 2:00 p.m. (Chicago time) on the date of the requested Loan (other than Offered Rate Loans), the Paying Agent shall make available to Borrower the principal amount of the requested Loan. The Applicable Lenders shall fund Offered Rate Loans directly to Borrower or as instructed by Borrower.

     Defaulting Lenders: No Lender shall be responsible for any default by any other Lender in fulfilling its obligations hereunder and each Lender shall be obligated to fulfill its obligations hereunder regardless of the failure of any other Lender to fulfill its obligations hereunder. A defaulting Lender shall not be entitled to any facility fees or interest with respect to any amounts not funded by such Lender in breach of its obligations hereunder. Either of the Agents may, in its sole discretion, but shall not be obligated to, fulfill the funding obligations of any defaulting Lender.

     Conditions of Lending: The obligation of the Lenders to make Loans to Borrower is subject to the conditions precedent that (a) in the case of the initial Loan, each Lender shall have received the Note duly executed and delivered by Borrower, and the Agents shall have received (i) a corporate borrowing resolution certified by Borrower's Secretary or Assistant Secretary,
(ii) an incumbency certificate of Borrower's Secretary or Assistant Secretary setting forth the names, titles and true signatures of Borrower's officers authorized to sign this Agreement and the Note, (iii) an opinion of counsel to the Borrower substantially in the form of Exhibit "B" hereto, (iv) the representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects as if made on such date (other than representations and warranties that relate solely to an earlier date) and (b) in the case of all Loans, (i) no Event of Default (or event or circumstance which with the giving of notice or the passage of time or both would constitute an Event of Default) under this Agreement or the Note has occurred and is continuing, or would result from the making of such Loan, and (ii) the representations and warranties of Borrower herein shall be true and correct in all material respects as if made on such date (other than representations and warranties that relate solely to an earlier date).

     Representations and Warranties: Borrower hereby represents and warrants that: (a) this Agreement and the Note when delivered will be the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally, (b) the execution, delivery and performance by Borrower of this Agreement and the Note have been authorized by all necessary corporate action and do not and will not contravene Borrower's charter of by-laws or any applicable law or any contractual provision binding on or affecting Borrower,
(c) as of the date hereof, there is no "Default" or "Event of Default" as such terms are defined in the Credit Agreement, (d) there are no pending or threatened actions, suits or proceedings against or affecting the Borrower before any court, governmental agency or arbitrator, which are reasonably likely to, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of the Borrower or the ability of the Borrower to perform in its obligations under any of the Loan Documents, no part of the proceeds of any Loan shall be used to purchase or carry any "margin stock" (as defined in Regulation U) in violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, and (f) to the best of Borrower's knowledge, the financial statement schedules contained in Borrower's most recent 10-K Report are true and accurate.

     Covenants: During the term of this Agreement, Borrower will, for the benefit of the Lenders, perform, comply with and be bound by its agreements, covenants and obligations set forth in Sections 5, 6 and 10.5 (other than the first sentence thereof) of the Credit Agreement as such Sections may be modified or amended, and subject to any waivers of compliance granted by the Required Banks (as defined therein), from time to time, as if such Sections 5 and 6 had been set forth herein mutatis mutandis.

     Events of Default: Any following events shall be an "Event of Default": (a) Borrower shall fail to pay (i) the principal of the Note as and when due and payable, or (ii) any interest on, or any other amount due under, the Note or this Agreement within ten (10) days of the due date thereof; (b) any material representation or warranty made by Borrower in the Note, this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made; (c) Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed, and such failure shall not have been remedied within thirty (30) days after written notice thereof from the Agents; (d) Borrower or any Significant Subsidiary (as defined in the Credit Agreement) defaults in the payment of principal of, or interest on, Loans (as defined in the Credit Agreement) under the Credit Agreement or any other indebtedness for borrowed money in an amount equal to at least $50,000,000 and, in either case, such default has not been cured within any period of grace provided with respect thereto; (e) Borrower or any Significant Subsidiary (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due; (ii) shall make a general assignment for the benefit of creditors; (iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it in which an adjudication is made or order for relief is entered or which shall remain undismissed for a period of 60 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property; or (f) any "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires 20% or more, in the aggregate, of the capital stock of Borrower entitled, at the time, to vote for the election of Borrower's directors. If an Event of Default shall have occurred and be continuing, the Agents, if directed in writing by Lenders with Commitments aggregating at least 66 2/3% of the Total Commitment (or if the Total Commitment has been terminated, Lenders with Loans aggregating at least 66 2/3% of the total amount of Loans then outstanding) (the "Required Lenders"), shall declare the principal and accrued but unpaid interest under the Note immediately due and payable, and the Agents, if directed in writing by the Required Lenders, shall terminate the Total Commitment. Upon the occurrence of any "bankruptcy" or "insolvency" Event of Default, the Total Commitment shall terminate immediately and the principal and accrued but unpaid interest under the Note shall be immediately due and payable without requiring any notice or action by the Agents or the Lenders.

     Amendment and Waiver: With the prior written consent of the Required Lenders and borrower, any provision of this Agreement or the Note may be amended, waived, supplemented, restated, discharged or terminated; except that the written consent of Borrower and all of the Lenders shall be required to extend the final maturity of any Loan or Note, to reduce the rate of interest on principal or the amount of the facility fee, to extend the time of payment of principal, interest or the facility fee, to reduce the amount of unpaid principal of any Loan or Note, to increase the Commitment of any Lender then in effect, to change the percentage specified in the definition of Required Lenders or to amend, modify or waive this paragraph.


     Governing Law: This Agreement shall be governed by the laws of the State of New York.

     Please evidence your acceptance of the foregoing by signing and returning to us the enclosed copy of this Agreement on or before November 1, 1996, the date on which our commitment to enter into this Agreement (if not accepted prior thereto) will expire.


                                       Very truly yours,


                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO, as Agent and Paying Agent



                                       By: /s/ ROBERT L. JACKSON
                                           --------------------------
                                           Name:  Robert L. Jackson
                                           Title: Authorized Agent


                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK, as Agent



                                       By: /s/ JOHN M. MIKOLAY
                                           --------------------------
                                           Name:  John M. Mikolay
                                           Title: Vice President


                                       LENDERS:
                                       -------


                                       THE FIRST NATIONAL BANK OF
                                       CHICAGO



                                       By: /s/ ROBERT L. JACKSON
                                           --------------------------
                                           Name:  Robert L. Jackson
                                           Title: Authorized Agent


                                       MORGAN GUARANTY TRUST
                                       COMPANY OF NEW YORK



                                       By: /s/ PATRICIA P. LUNKA
                                           --------------------------
                                           Name:  Patricia P. Lunka
                                           Title: Vice President

                                    CITIBANK, N.A.



                                    By:  /s/ THOMAS D. STOTT
                                       -----------------------------------------
                                       Name:  THOMAS D. STOTT
                                       Title: VICE PRESIDENT


                                    ABN AMRO BANK N.V.



                                    By:  /s/ J. M. JANOVSKY/KATHRYN C. TOTH
                                       -----------------------------------------
                                       Name:  J. M. JANOVSKY/KATHRYN C. TOTH
                                       Title: GROUP V. P. AND/GROUP V. P. AND
                                              DIRECTOR/OPERATIONAL MANAGER


                                    DEUTSCHE BANK AG



                                    By:  /s/ FLORE F. BLAISE WILLIAMS
                                       -----------------------------------------
                                       Name:  FLORE F. BLAISE WILLIAMS
                                       Title: VICE PRESIDENT

                                    By:  /s/ BELINDA J. WHEELER
                                       -----------------------------------------
                                       Name:  BELINDA J. WHEELER
                                       Title: ASSISTANT VICE PRESIDENT


                                    THE BANK OF NOVA SCOTIA (Scotia Bank)




                                    By:  /s/ F.C.H. ASHBY
                                       -----------------------------------------
                                       Name:  F.C.H. ASHBY
                                       Title: SENIOR MANAGER LOAN OPERATIONS


                                    SWISS BANK CORPORATION, INC.



                                    By:  /s/ THOMAS R. SALZANO
                                       -----------------------------------------
                                       Name:  THOMAS R. SALZANO
                                       Title: ASSOCIATE DIRECTOR,
                                              BANKING FINANCE SUPPORT, N.A.

                                    By:  /s/ GARY RIDDELL
                                       -----------------------------------------
                                       Name:  GARY RIDDELL
                                       Title: DIRECTOR, CREDIT RISK MANAGEMENT

     THE SUMITOMO BANK, LIMITED,
     New York Branch



     By: /s/ YOSHINORI KAWAMURA
        --------------------------------
        Name:   Yoshinori Kawamura
        Title:  Joint General Manager


     UNION BANK OF SWITZERLAND



     By: /s/ PAUL E. BARBIAN
        --------------------------------
        Name:   Paul E. Barbian
        Title:  Managing Director


     By: /s/ DANIEL R. STRICKFORD
        --------------------------------
        Name:   Daniel R. Strickford
        Title:  Assistant Vice President


     WACHOVIA BANK OF GEORGIA



     By: /s/ MICHAEL RIPPS
        --------------------------------
        Name:   Michael Ripps
        Title:  Assistant Vice President


     NATIONSBANK, N.A.



     By: /s/ MICHAEL SHORT
        --------------------------------
        Name:   Michael Short
        Title:  Vice President


     SOCIETE GENERALE



     By: /s/ ERIC BELLAICHE
        --------------------------------
        Name:   Eric Bellaiche
        Title:  Vice President

Agreed and Accepted this 28th day of October, 1996:


THE MEAD CORPORATION



By: /s/ WILLIAM R. GRABER
    ----------------------------------------
    William R. Graber
    Vice President and Chief Financial Officer